                                                                    EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 13th day of November, 1998, (the "Closing Date") by and between Avant! Corporation, a Delaware corporation (the "Company"), and each of the persons listed on Schedule A hereto (collectively, the "Shareholders").

                                    RECITALS

     WHEREAS, the Company, Artemis Merger Corporation, a California corporation and subsidiary of the Company and interHDL, Inc., a California corporation ("interHDL") are parties to the Agreement and Plan of Reorganization, dated the Closing Date (together with all exhibits, schedules, supplements and any amendments thereto, the "Merger Agreement"), pursuant to which interHDL shall become a wholly owned subsidiary of the Company (the "Merger");

     WHEREAS, pursuant to the Merger, the Shareholders shall exchange the shares of capital stock of interHDL held by such Shareholders for cash and shares of common stock of the Company (the "Common Stock");

     WHEREAS, the execution and delivery of this Agreement is a condition to the Closing of the Merger; and

     WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Merger Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.  REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

         1.1  DEFINITIONS.  For purposes of this Section 1:

              (a) The term "Act" means the Securities Act of 1933, as amended.

              (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

              (c) The term "Holder" means a Shareholder or any transferee of a Shareholder to whom registration rights granted under this Agreement are assigned pursuant to Section 1.6 of this Agreement.

              (d) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in

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compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

              (e) The term "Registrable Securities" means the Common Stock of the Company issued to the Shareholders in the Merger, and any Common Stock of the Company issued as a dividend or other distribution with respect to such Common Stock.

               (f) The term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

               (g) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  REGISTRATION.

               (a) The Company shall use all commercially reasonable efforts to effect as soon as practicable at its own expense (excluding any brokers fees or commissions) a registration statement on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities so as to permit or facilitate the sale and distribution of all of the Registrable Securities as are specified by such Shareholder in writing upon execution hereof. The Company agrees to request the immediate acceleration of the effectiveness of the registration statement as soon as practicable but no less than within three (3) business days of any notification by the SEC of its decision not to review the registration statement or its determination that it has completed its review of the registration statement and has no further comments for the Company.

               (b) The Company agrees it will not include any additional securities of the Company other than the Registerable Securities and will not permit any other person or entity to include any additional securities in the registration statement to be filed pursuant to this Section 1.

          1.3  OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall:

               (a) Within five (5) business days of the Closing Date, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, subject to the provisions below, use its best efforts to keep such registration statement effective for one (1) year from the Closing Date or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises the Shareholders in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in

                                       2
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light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the registration statement and the related prospectus, the Company shall give notice to the Shareholders that the availability of the registration statement is suspended and the Shareholders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Shareholders have been informed in writing that the registration statement is available. The Company shall be entitled to exercise its right to suspend the availability of the registration statement for a period exceeding not more than thirty (30) days in any six (6) month period, not to exceed in the aggregate sixty (60) days in any twelve (12) month period. However, the Company may not suspend the registration statement unless the Company contemporaneously closes its trading window for Company insiders. When selling Registrable Securities, a Shareholder shall follow the procedures set forth in Section 1.9 and may presume that no suspension is in effect if a trade is made in the manner described in that section.

               (b) Subject to subsection 1.3(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Shareholders requesting registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) Amend its listing application with the Nasdaq Stock Market to include the Registerable Securities as soon as practicable after the Closing Date.

               (f) Notify each Shareholder, promptly after the Company shall have received notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

          1.4 INFORMATION FROM SHAREHOLDERS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of a Shareholder that such Shareholder shall furnish to the Company the information requested on Appendix 1.4 hereto, which shall include such information regarding himself or herself, the Registrable Securities held by him or her, and the intended method of

                                       3
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disposition of such securities, and such other information as shall be reasonably requested by the Company and required to effect the registration of the Registrable Securities.

          1.5 EXPENSES OF REGISTRATION. All expenses of the Shareholders, except underwriting discounts (if any) or commissions, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any legal and accounting fees incurred by any Shareholders.

          1.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Shareholder to a transferee of Registrable Securities only if:
(a) the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registerable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to the Company by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby;
(b) immediately following such transfer the disposition of such Registerable Securities by the transferee is restricted under the Act; and (c) such assignment includes all of the Registerable Securities originally issued to the transferee; PROVIDED, HOWEVER, that such share limitation shall not apply to transfers by a Shareholder to shareholders, partners, members of the shareholder (including spouses and ancestors, lineal descendants, and siblings (or trusts for the benefit of any of the foregoing) of such shareholders, partners, or members who acquire Registerable Securities by right, will or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement.

          1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) Each Shareholder will, if Registrable Securities held by such Shareholder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Shareholder selling securities in such registration statement and any controlling person of any such Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any rule or regulation promulgated under the Act or the 1934 Act or other federal or State law, in each case to the extent that such Violation is

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contained in any written information furnished by Shareholder for inclusion in such registration; and Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld; PROVIDED, THAT, in no event shall any indemnity under this subsection 1.7(a) exceed the net proceeds from the offering received by Shareholder.

               (b) The Company will indemnify and hold harmless each Shareholder whose Registrable Securities were included in the securities as to which a registration was effected, as well as each such Shareholder's officers, directors, partners, legal counsel and persons controlling such Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may be subject, under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Shareholder of the Act, the 1934 Act or any rule or regulation promulgated under the Act or the 1934 Act or other federal or state law, in each case to the extent that such Violation is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished by the Company in an instrument duly executed by such Shareholder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in at the indemnifying party's expense, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties at the indemnifying party's expense; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by

                                       5
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the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
Notwithstanding the provisions of this paragraph (d), no Shareholder shall be required to contribute any amount in excess of the amount of net proceeds received by such Shareholder from the sale of such Shareholder's Registerable Securities. Moreover, no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (e)  The obligations of each Shareholder under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

               (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement (if any) entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          1.8 TERMINATION OF REGISTRATION RIGHTS. The registration rights provided in this Section 1 shall terminate with respect to a particular Shareholder if the Registrable Securities owned by such Shareholder have been held for the necessary holding period under Rule 144 and all shares of Registrable Securities held by such Shareholder may be sold pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 1.8, the Company shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities held by such particular Shareholder.

          1.9 NOTICE BY SELLING SHAREHOLDERS. Each Shareholder who intends to sell any or all of his shares of Registrable Securities pursuant to the provisions of this Section 1 shall give advance written notice to David Stanley, the Company's General Counsel, of such intention and shall be free to sell any or all of his shares of Registrable Securities if such

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Shareholder has not received notice to the contrary within three (3) business days of the receipt by Mr. Stanley of such written notice.

     2.  MISCELLANEOUS.

         2.1 GENERAL. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to the conflicts of laws principles thereof.

          2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          2.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholders holding a majority of the Registrable Securities.

          2.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.9 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above written.

                                       AVANT! CORPORATION:


                                       By:
                                           -------------------------------------
                                           Gerald C. Hsu,
                                           President and Chief Executive Officer


                                       Address:  46871 Bayside Parkway
                                                 Fremont, California  94538



                                       SHAREHOLDERS:


                                       By:
                                           -------------------------------------


                                       Address:
                                                --------------------------------

                                                --------------------------------







               SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    SCHEDULE A

                                 APPENDIX 1.4

                            SHAREHOLDER INFORMATION:

All information furnished below by the undersigned for use in the Registration Statement on Form S-3 is, and on the date such shares registered thereunder, will be true, correct, and complete in all material respects, and does not, and on the date on which the undersigned sells such shares, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. By completing and returning this information statement, the undersigned hereby consents to the use of his or her name, address, and share ownership information in the Form S-3 of Avant! Corporation.

A.  DATE.

    Fill in Date:
                                               ------------------------------



B.  NAME.                                                  Print:

    Print and sign name or names
    exactly as name or names appear on          ------------------------------
    share certificate.  If certificate is held
    in more than one name, all must sign.
                                                ------------------------------



                                                            Sign:


                                               ------------------------------


                                               ------------------------------



C.  ADDRESS.

    Fill in your address:
                                               ------------------------------


                                               ------------------------------


                                               ------------------------------
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D.  Stock Owned.

                                       Of Record             Beneficially
Fill in number of shares of
Common Stock owned of record
and beneficially.
                                  -------------------     -------------------



E.  AGGREGATE NUMBER OF SHARES OF COMMON STOCK TO BE SOLD:

                                 Shares
                    ------------



F.  STATUS.

     The undersigned is an individual ( ), partnership ( ), corporation ( ), or other, as more fully described below ( ). The undersigned is not acting in a fiduciary capacity or as a nominee in selling shares in the public offering, except as indicated below.


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